                       COMMERCIAL REVOLVING LOAN AGREEMENT

         REVOLVING LOAN AGREEMENT, dated as of October 23, 1999 between GUNTHER INTERNATIONAL, LTD., a corporation with offices at One Winnenden Road, Norwich CT 06360-1570 ("Borrower") and PEOPLE'S BANK, a Connecticut banking institution with offices at 850 Main Street, Bridgeport, Connecticut 06604 ("Bank"). The parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Section 1.1 "Agreement" means this Revolving Loan Agreement, as amended, supplemented, or modified from time to time in a writing executed by Borrower and Bank.

                  Section 1.2 "Borrowing Limit" means FIVE HUNDRED THOUSAND AND NO/100 ($500,000.00) DOLLARS, subject to the terms of Sections 2.5 and 3.3.

                  Section 1.3 "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Connecticut and/or federal law.

                  Section 1.4 "Commitment Letter" means Bank's undertaking to enter into this Agreement for the benefit of Borrower contained in Bank's Commitment Letter dated "REVISED August 27, 1999 as revised by a letter from Borrower to Bank dated September 2, 1999 and as further revised and amended by letter dated October 23, 1999.

                  Section 1.5 "Debt Service Coverage Ratio" shall be not less than 1.25 to 1 and shall be calculated quarterly by Bank on a rolling quarterly basis in accordance with the following formula: (1) the sum of: (a) net profit, plus (b) depreciation and amortization, plus (c) interest expense for the period, plus (d) expenses related to capital leases, minus (e) dividends paid in cash, minus (f) capital expenditures paid for out of internally generated funds; divided by (2) the sum of: (a) interest expense for the period paid in cash, plus (b) maturities of long term debt scheduled to be paid during the period, plus (c) any expense related to lease payments for the period. All of the above shall be calculated at the end of each fiscal quarter for the four preceding quarters using the financial information provided by Borrower.

                  Section 1.6 "Default" means any of the events specified in
Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

                  Section 1.7 "Eligible Receivables" means all accounts receivable of Borrower from time to time existing excepting: receivables more than sixty (60) days past invoice date; all receivables of the United States government; and all receivables arising from services agreements which are not then due and payable, whether or not they have been "earned" according to GAAP. Bank may make a determination of the Eligible Receivables at any time and from time to time in the exercise of its reasonable banking judgment, based upon Borrower's timely monthly reporting to Bank.

                  Section 1.8 "Eligible Receivables Ratio" means the ratio of eighty (80%) percent or less at any and all times during the term of this Agreement between the then debit balance of the Loan Account and the then value of the Eligible Receivables as determined by Bank in the exercise of its reasonable banking judgment.

                  Section 1.9 "Event of Default" means any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  Section 1.10 "Guaranty" means the guaranty of the CDA relative to the $500,000.00 Revolving Loan made or to be made to Borrower pursuant to this Agreement.

                  Section 1.11 "Margin" means one and one-half (1.50%) percentage points.


                  Section 1.12 "Prime Rate" means the per annum rate of interest from time to time determined by Bank's Financial Division in the exercise of its sole and exclusive judgment based upon


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
funding sources ordinarily used by Bank and/or upon national and regional indices as made generally known by Bank's Financial Division to Bank's lending staff. The "Prime Rate" is an interest rate of general application but it is not necessarily the best or lowest rate made available to its customers.

                  Section 1.13 "Interest Rate" means the Prime Rate from time to time in effect PLUS the Margin.

                  Section 1.14 "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  Section 1.15 "Loan(s)" means all advances made by Bank pursuant to the terms of this Agreement, whether to Borrower or to any third party, including Bank, pursuant to any express provision of the Loan Documents.

                  Section 1.16 "Loan Account" means the account of Borrower on the books of Bank in which Bank shall record: all loans made by Bank to Borrower pursuant to this Agreement, interest, charges, expenses and other items chargeable to Borrower pursuant to this Agreement, payments made on such loans by Borrower, and other appropriate debits and credits as provided herein.

                  Section 1.17 "Loan Documents" means this Agreement, the Commitment Letter, the Note, the Security Agreement, the Guaranty and any other documents executed by, on behalf of, or for the benefit of Borrower or the CDA in connection with the transaction which is the subject hereof.

                  Section 1.18 "Maturity Date" means August 31, 2000.

                  Section 1.19 "Obligations" mean any and all indebtedness, obligations and liabilities of Borrower to Bank of every kind and description, absolute or contingent, due or to


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
become due, whether for payment or performance, now existing or hereafter arising, including without limitation all loans, interest, taxes, fees, charges, expenses and reasonable attorneys fees chargeable to Borrower or incurred by Bank hereunder.

                  Section 1.20 "Person" means an individual partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  Section 1.21 "Note" means that certain "Promissory Note" (Revolving Credit Facility) executed by Borrower of even date herewith regarding the Loans made or to be made to Borrower pursuant to this Agreement.

                  Section 1.22 "Security Agreement" means that certain "Security Agreement" executed by Borrower of even date herewith, together with the UCC-1 Financing Statements and all subordination agreements executed in connection therewith, all with respect to collateralizing the Loans made or to be made pursuant to this Agreement.


                                   ARTICLE II
                          AMOUNT AND TERMS OF THE LOANS

         Section 2.1 Revolving Loans. The Bank agrees on the terms and conditions hereinafter set forth, to make one or more Loans to the Borrower from the date hereof through (but not including) the Maturity Date in an aggregate amount not to exceed at any time outstanding the Borrowing Limit. At all times the proceeds of each Loan shall be utilized for commercial purposes and in support of the business operations of Borrower in the normal course, only.

         Section 2.2 Interest. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans, as evidenced by the Loan Account, at the Interest Rate from time to time in effect. Any change in the Interest Rate resulting from a change in the Index shall become effective as of the opening of business on the first Business Day following such change without notice or demand. Interest shall be calculated on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall be paid in arrears on a monthly basis from the date of the


                                      -4-
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first Loan hereunder, commencing on the first day of the month immediately following the initial loan. Any error in, or failure to provide a monthly invoice for interest accrued shall not relieve the Borrower of its responsibilities for payment of accrued interest as herein provided.

         The above notwithstanding, upon the occurrence and during the continuance of an Event of Default, any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest until paid at a rate which shall be five (5.00%) percent above the rate which would otherwise be applicable.

         Section 2.3 Loan Account. The indebtedness of Borrower to Bank hereunder shall be evidenced by a Promissory Note and the Loan Account. Bank shall enter as debits to the Loan Account all loans, charges, expenses and other items chargeable to Borrower hereunder; and shall enter as credits to the Loan Account all payments made by Borrower on account of indebtedness evidenced by the Loan Account, and other appropriate debits and credits.

         Section 2.4 Loans in Excess of Borrowing Limit. If at any time the outstanding principal balance advanced to Borrower hereunder exceeds the Borrowing Limit, Borrower shall immediately pay cash to Bank to be credited to the Loan Account in an amount necessary to reduce the outstanding principal balance hereunder to the Borrowing Limit.

         Section 2.5 Loans in Excess of Ratio. If at any time the Eligible Receivables Ratio and/or Debt Service Ratio are exceeded, Borrower shall immediately pay cash to Bank to be credited to the Loan Account in an amount necessary to reduce the Eligible Receivables Ratio to eighty (80%) percent or less and/or increase the Debt Service Coverage Ratio to 1.25x or greater.

         Section 2.6 Principal Payments; Maturity Date. Borrower shall pay to the Bank all principal sums then outstanding with respect to the Loans on the Maturity Date, together with all accrued but unpaid interest and all other charges due hereunder or as provided in the Loan Documents.

         Section 2.7 Application of Payments. All payments received by Bank shall be applied first to the payment of interest and all charges and expenses payable by Borrower hereunder (in such order as Bank may determine) and the balance, if any, shall be applied


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
to principal.

         Section 2.8 Late Charges. Any payment received more than ten (15) days after its due date shall be subject to an additional charge of five (5.00%) percent of the amount due.

         Section 2.9 Prepayments. Borrower may prepay the Note in whole or in part at any time, with accrued interest to the date of such prepayment on the amount prepaid without penalty.

         Section 2.10 Termination of Future Advances. Anything contained in this Agreement or the Note to the contrary notwithstanding, the Bank shall have the right to refuse to make any further advances or Loans as provided hereunder or in the Note upon the occurrence of any Event of Default under this Agreement, the Note, the Security Agreement, or any other documents further evidencing or securing the Loans, or in the event that there has been a default by Borrower under the terms of any other financing or loan arrangement between Bank and Borrower which has continued beyond any applicable grace or cure periods expressly provided for.


                                   ARTICLE III
                          CONDITION PRECEDENT TO LOANS

         Section 3.1 Reaffirmation of Representations and Warranties. Each request for a Loan shall constitute a reaffirmation by Borrower that all representations and warranties herein contained are, in all material respects, true and accurate as of the date of such request.

         Section 3.2 Borrowing Limit. The obligation of the Bank to make Loans is subject to the condition that the Loan when made shall not cause the outstanding principal balance advanced to Borrower hereunder to exceed the Borrowing Limit.

         Section 3.3 Eligible Receivable Compliance with Ratios. The obligation of the Bank to make Loans is subject to the condition that the Loan when made shall not cause the Eligible Receivable Ratio to exceed eighty (80%) percent and that the Debt Service Coverage Ratio shall not be less than 1.25x.

         Section 3.4 Reporting. The obligation of the Bank to make


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
Loans is subject to the condition that Borrower has timely filed its monthly reports to Bank relative to Eligible Receivables.

         Section 3.5 Absence of Default. The obligation of the Bank to make Loans is subject to the condition that no Event of Default be existing Borrower is not then in default under the terms of this Agreement, the Note, the Security Agreement or any other document further evidencing or securing the Loans, whether or not the Bank has elected to accelerate the Loans or otherwise seek enforcement of its remedies.

         Section 3.6 Reaffirmation of Covenants. Each request for a Loan shall constitute a reaffirmation by Borrower that Borrower is then complying with the covenants contained in Articles V and VI of this Agreement.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that:

         Section 4.1 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, or other similar laws affecting creditor's rights generally.

         Section 4.2 Financial Statements. The financial statements of the Borrower as furnished to the Bank are complete and correct and fairly present the financial condition of the Borrower as of such dates and periods covered by such statements. There has been no material adverse change in the financial condition of the Borrower since June 30, 1999, the date of the latest financial statement provided Bank by Borrower. There are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in the financial statements. No information furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         Section 4.3 Other Agreements. The Borrower is not now a party to any indenture, loan, or loan agreement, or to any lease or other agreement or instrument, or subject to any restriction which could have a material adverse effect on its assets or financial condition, or its ability to carry out the obligations under the Loan Documents. The Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations covenants, or conditions contained in any agreement or instrument material to which it is a party.

         Section 4.4 Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition of the Borrower or its ability to perform the obligations under the Loan Documents.

         Section 4.5 No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, or municipal instrumentality, domestic or foreign.

         Section 4.6 Ownership and Liens. The Borrower has title to, or valid leasehold interest in, all of its properties and assets as reflected in the financial statements provided to the Bank, and no such properties or assets are subject to any lien or encumbrance not disclosed therein.

         Section 4.7 Taxes. The Borrower is current on all obligations to pay taxes, including without limitation property taxes, income taxes, sales taxes and all other taxes arising in connection with its property and is not aware of any liability for taxes other than currently accruing taxes.

         Section 4.8 Compliance with Law. The Borrower is not aware of any violations of law on their part in connection with its assets.

         Section 4.9 Capacity. That the Borrower is a corporation formed under the laws of the State of Delaware and is in all respects in good standing.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

         Section 5.1 Financial Statements. Timely submit to Bank the following financial information: internally prepared financial statements (balance sheet, statement of income and retained earnings) on a monthly basis within thirty (30) days following the end of the preceding month; audited financial statements annually within one hundred twenty (120) days after the end of Borrower's fiscal year; and notice of all filings made to the Securities and Exchange Commission, with copies of such filings upon written request of Bank, within twenty (20) days of such filing or request.

         Section 5.2 Accounts Receivable Reporting. Timely submit to Bank monthly reports of Accounts Receivable within fifteen (15) days of the end of each calendar month.

         Section 5.3 Compliance with Laws. Comply, in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon its property.

         Section 5.4 Compliance with Loan Documents. Comply with all obligations under the Loan Documents including but not limited to the maintenance of the required Eligible Receivables Ratio and the required Debt Service Coverage Ratio.

         Section 5.5 Bank Account. Maintain all operating accounts of the Borrower with the Bank, including a deposit account with the Bank into which the Bank may deposit advances made pursuant hereto and to the Promissory Note. The Borrower acknowledges and agree that the maintenance of the operating accounts with the Bank is required for collateral purposes and the Borrowers failure to do so shall be a default hereunder.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not without the Bank's written consent:

         Section 6.1 Liens. Create, incur, assume, or suffer to exist, any Lien upon or with respect to any personal property pledged to the Bank pursuant to the terms of the Security Agreement, except:

                  (1)  Liens in favor of the Bank;

                  (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained.

                  (3) Liens for the acquisition of new personal property in the normal course of the Borrower's business.

                  (4) Purchase money liens in the normal course of Borrower's business.

                  (5) Such liens as are set forth in Exhibit A attached hereto and incorporated herein.

         Section 6.2 Sale of Assets. Sell, lease, assign, transfer, pledge or otherwise dispose of any personal property pledged to the Bank pursuant to the terms of the Security Agreement except in the normal course of the Borrower's business, unless said Property is replaced with a like asset of equal or greater value.


                                   ARTICLE VII
                       EVENTS OF DEFAULT AND ACCELERATION

         Section 7.1. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (1) Default in the payment of any principal, interest or other charges in respect of any of the Obligations within fifteen (15) days of the due date thereof.

                  (2) Default in the observance or performance or any undertaking of Borrower set forth in Article V herein which shall continue for a period of thirty (30) days after notice of such


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
default by the Bank to the Borrower.

                  (3) Default in the observance or performance of any undertaking of Borrower set forth in Article VI hereof.

                  (4) Default in the observance or performance of any undertaking of Borrower herein set forth or set forth in the Note, the Security Agreement or any other document further evidencing or securing the Loans which are not otherwise specifically addressed in this Section 7.1 and which default shall continue for a period of thirty (30) days after notice of such default from Bank to Borrower.

                  (5) If any representation, warranty or information made or furnished by Borrower to Bank is or shall be untrue or misleading in any material respect.

                  (6) If Borrower shall have made an assignment for the benefit of creditors, or if a petition in bankruptcy or to effect a plan or arrangement with creditors is filed by or against Borrower; or if Borrower shall apply for or permit the appointment of a receiver or trustee for any of its property or assets, or if any such receiver or trustee shall have been appointed for any of its property or assets; or if any of the above actions or proceedings whatsoever are commenced by or against Borrower. Notwithstanding the above, Borrower shall have sixty (60) days to dismiss or otherwise cure any involuntary petition or other involuntary action filed or commenced against it.

                  (7) Default under the terms of any other financing or loan facility between the Bank and the Borrower, including but not limited to that certain $200,000.00 facility with respect to Standby Letters of Credit of even date herewith which default continues beyond any applicable grace or cure period.

         Section 7.2. If any Event of Default shall occur, then or at any time thereafter, while such Event of Default shall continue, or at any time Bank shall in good faith determine that the prospect of payment or performance by Borrower under the documentation further evidencing or securing the Loan evidenced hereby is impaired, the Bank may declare all Obligations to be due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Borrower.


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
                                  ARTICLE VIII
                               RIGHTS AND REMEDIES

         Section 8.1.  During the continuance of an Event of Default:

                  (1) Bank shall have the right, without notice, to set off any and all deposits or other sums at any time or times credited by or due from Bank to Borrower, including certificates of deposit, whether in a special account or other account, which deposits and other sums shall at all times constitute security for the Obligations which are then due. Any and all instruments, documents, policies and certificates of insurance, securities, goods, contracts and contract rights, accounts receivable, general intangibles, chattel paper, cash and property and the proceeds of any of the foregoing owned by Borrower or in which Borrower now or hereafter has an interest, which now or hereafter are at any time in possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any third party acting in or on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise (including computer records) or whether Bank had conditionally released the same, shall constitute security for the Obligations and may be applied at any time to any matured Obligations.

                  (2) The Bank shall have all of the rights and remedies set forth in any other document evidencing or securing the Loans.

                  (3) The foregoing remedies shall not be exclusive, but shall be cumulative, and shall not diminish or impair any other rights and remedies available to the Bank at law or in equity.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue until all Obligations shall have been fully paid and satisfied.

         Section 9.2. The failure of Bank at any time or times to require strict performance by Borrower of any of the provisions, warranties, terms, covenants, and conditions contained herein for any other instrument or document now or at any time or times hereafter executed by Borrower and delivered to Bank shall not waive, affect or diminish any right of Bank at any time or times to demand strict performance thereof; no rights of Bank hereunder shall be deemed to have been waived unless such waiver is in writing signed by an officer of Bank. No waiver by Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

         Section 9.3. Any demand, consent, approval or notice given hereunder (collectively "Notice")shall be given in writing (regardless of whether so specified in other provisions of this Agreement) and shall be delivered (i) by United States certified mail, postage prepaid, return receipt requested or (ii) by nationally recognized overnight courier which provides for a signature upon receipt of deliveries and shall be deemed given upon receipt or upon refusal or acceptance. Notice shall be delivered to the following addresses:

         TO BORROWER:
                         Gunther International, Ltd.
                         One Winnenden Road
                         Norwich, CT  06360
                         Attention:  President

         With a copy simultaneously delivered to:

                         Murtha, Cullina, Richter and Pinney, LLP
                         185 Asylum Street
                         Hartford, Connecticut  06103
                         Attention:  Richard S. Smith, Jr.,
                                     Esquire

         TO BANK:

                         People's Bank
                         4 Broadway
                         Norwich, Connecticut  06360
                         Attention: Arthur C. Barton

         With a copy simultaneously delivered to:

                         Brown, Jacobson, Tillinghast, Lahan &
                            King, P.C.

                         22 Courthouse Square
                         Norwich, Connecticut  06460
                         Attention: Karl-Erik Sternlof, Esquire

or to such other address as may be provided by such party, in manner aforesaid.

         Section 9.4. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by the parties hereto.

         Section 9.5. The provisions of this Agreement shall be binding and shall inure to the benefit of the successors and assigns of Bank and the Borrower, provided however, Borrower may not assign any of its rights nor delegate any of its duties hereunder without the prior written consent of the Bank which shall be given or withheld in the sole reasonable discretion of the Bank.

         Section 9.6. This Agreement has been made and delivered in the State of Connecticut, and shall be construed in all respects in accordance with and governed by the laws and decisions of that State.

         Section 9.7. If Bank shall employ counsel in connection with the execution and consummation of the transactions contemplated by this Agreement or to take any action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Agreement, or to enforce any other rights of the Bank hereunder, whether before or after the occurrence of any Event of Default, or to collect any of the Obligations, then in any of such events, all reasonable attorneys fees and any expenses, costs and charges relating thereto, shall be part of the Obligations, payable on demand.

         Section 9.8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         Section 9.9. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

         Section 9.10. Each reference herein made to Bank shall be deemed to include its successors and assigns, and each reference to Borrower and any pronouns referring thereto as used herein shall be deemed to include the successors and assigns of Borrower, all of whom shall be bound by the provisions hereof.

         Section 9.11. THE UNDERSIGNED HEREBY WAIVE TRIAL BY JURY IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART.

         BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS AGREEMENT, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS, AND AGREE THAT THE TERMS OF BORROWER'S OBLIGATIONS UNDER THIS AGREEMENT MAY BE CHANGED AND EXTENDED AT BANK'S SOLE DISCRETION, WITHOUT IMPAIRING THEIR LIABILITY THEREON, AND FURTHER CONSENT TO THE RELEASE OF ALL OR ANY PART OF THE SECURITY FOR THE PAYMENT HEREOF AT THE DISCRETION OF BANK, OR THE RELEASE OF ANY PARTY LIABLE FOR THIS OBLIGATION WITHOUT AFFECTING THE LIABILITY OF BORROWER. ANY DELAY ON THE PART OF THE BANK IN EXERCISING ANY RIGHT HEREUNDER SHALL NOT OPERATE AS A WAIVER OF ANY SUCH RIGHT, AND ANY WAIVER GRANTED FOR ONE OCCASION SHALL NOT OPERATE AS A WAIVER IN THE EVENT OF ANY SUBSEQUENT DEFAULT.

         Section 9.12 Conflict with Law. In the event that the rights and remedies of the Bank herein conflict with any federal or state laws and regulations applicable to consumer loans, the provisions of such laws and regulations shall take precedence.


                                    ARTICLE X
                                   ASSIGNMENT

         Section 10.1 Assignment by Bank. If at any time or times by assignment or otherwise the Bank transfers or assigns any Obligations, such transfer shall carry with it the powers and rights of the Bank under this Agreement with respect to the

Obligations assigned or transferred and the assignee or transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer or assignment. If and to the extent the Bank retains any Obligations, the Bank shall continue to have the rights of powers herein set forth with respect thereto.

         Section 10.2 Assignment by Borrower. The Borrower may not assign its rights or obligations under this Agreement without the prior written approval of the Bank which shall be given or withheld in the sole reasonable discretion of the Bank.


         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the 23rd day of October, 1999.

In the presence of:
                                            GUNTHER INTERNATIONAL, LTD.


/s/ Frank J. Saccomandi, III                By    /s/ Michael M. Vehlies
----------------------------                   ---------------------------------
                                               Its Chief Financial Officer
/s/ Karl-Erik Sternlof
----------------------------



                                            PEOPLE'S BANK

/s/ Frank J. Saccomandi, III                  /s/ Arthur C. Barton
----------------------------                ------------------------------------
                                            Arthur C. Barton
                                            Its Vice President
/s/ Karl-Erik Sternlof
----------------------------





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